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                                                                    EXHIBIT 99.4

            NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN ACRES GAMING
              INCORPORATED AND FLOYD GLISSON DATED DECEMBER 8, 1999


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                            ACRES GAMING INCORPORATED
                      1993 STOCK OPTION AND INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT


OPTIONEE:                                   Floyd Glisson

GRANT DATE:                                 December 8, 1999

NUMBER OF OPTION SHARES:                    135,000

OPTION PRICE PER SHARE:                     $1.00 per Share

EXPIRATION DATE:                            December 8, 2009


               THIS AGREEMENT is made as of the Grant Date set forth above, by and between Acres Gaming Incorporated, a Nevada corporation (the "Company"), and the Optionee named above, who is an employee of the Company or of a Subsidiary of the Company (the "Optionee").

               The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (the "Option Plan").

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of the aggregate number of shares of Common Stock set forth above (the "Option Shares") (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and conditions set forth in this Agreement. This option is not intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

        2. PURCHASE PRICE. The purchase price of the Option Shares shall be the Option Price per share set forth above (such Option Price being subject to adjustment as provided in paragraph 8 hereof).

        3. TERM AND EXERCISE OF OPTION. The term of this option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein. Unless a committee of the Board of Directors of the Company appointed to administer the Option Plan (the "Committee") shall decide otherwise, and except as otherwise provided herein, this option will be exercisable in cumulative installments as follows:


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               a. Up to 135,000 Option Shares may be purchased at any time after
        December 8, 1999 and prior to termination of this option;

               IMMEDIATE ACCELERATION OF OPTION. Notwithstanding any provision in this option to the contrary, this 100% of this option will become exercisable in full immediately if, subsequent to the Grant Date set forth above and prior to the Expiration Date or other termination of this option, the shareholders of the Company approve an agreement to merge or consolidate with or into another corporation under circumstances in which the company is not the surviving party, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation.)

               Neither the Optionee nor the Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to the Optionee or the Optionee's legal representatives, legatees or distributees, under the terms of the Option Plan.

        4. LIMITATIONS ON EXERCISE OF OPTION.

               a. Except as provided in paragraph 6 or 7 below, this option may not be exercised unless the Optionee is, at the time of such exercise, in the employ of the Company or of a Subsidiary of the Company, and shall have been continuously so employed since the Grant Date of this option.

               b. The exercise of this option will be contingent upon receipt from the Optionee (or the purchaser acting under paragraph 7 below) of
        (i) representations in writing (if required by the Committee, in its sole discretion), that the Option Shares are being acquired for investment and not for resale or with a view to the distribution thereof, and (ii) the full Option Price of such Option Shares.

               c. The issuance of Option Shares upon the exercise of this option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required.

               d. This option shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Company that registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, is required and this option shall again become exercisable only if the Company elects to and thereafter effects a registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, within the period of this option.

        5. NONTRANSFERABILITY OF OPTION. This option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee.


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        6. TERMINATION OF EMPLOYMENT. If the Optionee shall cease to be employed by the Company or a Subsidiary of the Company as a result of retirement for age or disability, or voluntary or involuntary separation from employment, this option may be exercised, to the extent the Optionee shall have been entitled to do so at the date of termination of employment, within a period of three months after such termination of employment, but in no case later than the Expiration Date set forth above. This option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary of the Company, nor will it interfere in any way with the Company's right or the Subsidiary's right to terminate his employment at any time.

        7. DEATH OF OPTIONEE. In the event of the death of the Optionee while in the employ of the Company or of a Subsidiary of the Company, this option may be exercised, to the extent the Optionee shall have been entitled to do so at the date of death, within a period of one year after the date of death, but in no case later than the Expiration Date set forth above. In such event, this option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's Will or the laws of descent and distribution.

        8. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar change affecting the Common Stock, while any portion of this option is outstanding and unexercised, the Committee shall make such adjustments in the number of Option Shares and in the Option Price as shall be equitable and appropriate in order to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock at a price that is not substantially below the fair market value of the Common Stock at the date such warrants, rights or options are issued.

        9. INTERPRETATION. The interpretation and construction of any provision of the Option Plan and this option shall be made by the Committee and shall be final, conclusive and binding on the Optionee and all other persons.

        10. SUBSIDIARY. The term "Subsidiary" as used in the Option Plan and in this Option Agreement means a subsidiary corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

        11. OPTION PLAN GOVERNS. This option is in all respects subject to and governed by all of the provisions of the Option Plan.


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               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date set forth above.

               COMPANY:                            ACRES GAMING INCORPORATED



                                                   By
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               OPTIONEE:

                                                   -----------------------------
                                                   Floyd Glisson


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